Exhibit 15

November 6, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

RE:  Ford Motor Company Registration Statement Nos. 33-39402, 33-54348, 33-55847, 33-62227, 333-02735, 333-20725, 333-31466, 333-46295, 333-47733, 333-56660, 333-57596, 333-58697, 333-65703, 333-71380, 333-74313, 333-85138, 333-87619, 333-104063, 333-113584, 333-123251, 333-138819, 333-138821, 333-149453, 333-149456, 333-153815, 333-153816, 333-156630, 333-156631, and 333-157584 on Form S-8 and Nos. 333-75214, 333-139149, and 333-151355 on Form S-3.

Commissioners:

We are aware that our report dated November 6, 2009 on our review of interim financial information of Ford Motor Company (the "Company") for the three and nine month periods ended September 30, 2009 and 2008 and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2009 is incorporated by reference in the aforementioned Registration Statements.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan